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EXHIBIT 99.1

                               NORTH FORK BANCORP
   275 BROADHOLLOW ROAD, MELVILLE, NY 11747 (631) 844-1258 FAX (631) 844-1471



FOR IMMEDIATE RELEASE               CONTACT:    DANIEL M. HEALY
                                                EXECUTIVE VICE PRESIDENT
                                                CHIEF FINANCIAL OFFICER
                                                (631) 844-1258



                            NORTH FORK BANCORPORATION
            DECLARES A 14% INCREASE IN ITS REGULAR QUARTERLY DIVIDEND


      MELVILLE, N.Y. - DECEMBER 13, 2005 - NORTH FORK BANCORPORATION, INC. (NYSE:NFB) announced that its Board of Directors declared a 14% increase in its regular quarterly dividend to $.25 cents per common share. The dividend will be payable February 15, 2006, to shareholders of record at the close of business on January 27, 2006.

      North Fork is a regional bank holding company headquartered in New York with approximately $60 billion in assets conducting commercial and retail banking from 362 branch locations in the Tri-State area with a complementary national mortgage banking business.